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                                                                     EXHIBIT 3.2

                             ARTICLES OF AMENDMENT

Form BCA-10.30                                          File #6053-811-5
(Rev. Jan. 1989)

Jesse White                                             Submit in Duplicate
Secretary of State                                      This space for use by
Department of Business Services                         Secretary of State
Springfield, IL 62758
Telephone (217) 782-1832                                Date 8-27-99

Remit payment in check or money                         Franchise Tax   $
order, payable to "Secretary of State."                 Filing Fee*     $25.00
The filing fee for restated articles of                 Penalty         $
amendment--$100.00                                      Approved

http://www.sos.state.il.us

1. CORPORATE NAME: ENERGY CONVERGENCE HOLDING COMPANY
                                                        (Note 1)

2. MANNER OF ADOPTION OF AMENDMENT:

   The following amendment of the Articles of Incorporation was adopted on August 20, 1999. In the manner indicated below. ("X" one box only)
  (Month, Day & Year)

   [ ] By a majority of the incorporators, provided no directors were named in the articles of incorporation and no directors have been elected;
                                                        (Note 2)

   [ ] By a majority of the board of directors, in accordance with Section
       10.10, the corporation having issued no shares as of the time of adoption of this amendment;
                                                        (Note 2)

   [ ] By a majority of the board of directors, in accordance with Section
       10.15, shares having been issued but shareholder action not being required for the adoption of the amendment;
                                                        (Note 3)

   [ ] By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment;
                                                        (Note 4)

   [ ] By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10;
                                                        (Notes 4 & 5)

   [X] By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment.
                                                        (Note 5)

3. TEXT OF AMENDMENT:

   a. When amendment effects a name change, insert the new corporate name below. Use Page 2 for all other amendments.

      Article I: The name of the corporation is:


 ----------------------------------------------------------------------------
                                  (NEW NAME)

                All changes other than name, include on page 2
                                    (over)
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                               TEXT OF AMENDMENT

b. (If amendment affects the corporate purpose, the amended purpose is required to be set forth in its entirety. If there is not sufficient space to do so, add one or more sheets of this size.)

--------------------------------------------------------------------------------

Article 4, Paragraph 1, is hereby amended to read and be as follows:


                                                  No. Shares      Consideration
                  Par Value       No. Shares    Proposed to be    to be Received
    Class         Per Share       Authorized        Issued           Therefor
    -----         ---------       ----------    --------------    --------------
Class A Common    No Par Value    300,000,000        -0-               -0-
Class B Common    No Par Value    120,000,000        -0-               -0-
Preferred         No Par Value     70,000,000        -0-               -0-

Article 4, Paragraph 2, is hereby amended to read and be as follows:

   (See Schedule A attached hereto and made a part hereof for all purposes.)

4. The manner, if not set forth in Article 3b, in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows: (if not applicable, insert "No change")

                       (See Schedule A attached hereto.)

5. (a) the manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital (Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) is as follows: (If not applicable, insert "No change")

                       (See Schedule A attached hereto.)

   (b) The amount of paid in capital (Paid-in Capital replace the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) as changed by this amendment is as follows: (if not applicable, insert "No change")


                                             Before Amendment   After Amendment

                        Paid-in Capital        $ NO CHANGE         $ NO CHANGE
                                                ___________         __________

   (Complete either item 6 or 7 below. All signatures must be in BLACK INK.)

6. The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true.

   Dated     August 26       , 1999       ENERGY CONVERGENCE HOLDING COMPANY
        ---------------------  ----    ---------------------------------------
          (Month & Day)       (Year)          (Exact Name of Corporation at
                                                  date of execution)

attested by /s/ Larry Altenbaumer         by /s/ Charles Bayless
           ----------------------------      ----------------------------------
         (Signature of Secretary or          (Signature of President or
             Assistant Secretary)                  Vice President)

           Larry Altenbaumer, Secretary      Charles Bayless, President
           ----------------------------      ----------------------------------
          (Type or Print Name and Title)       (Type or Print Name and Title)

7. If amendment is authorized pursuant to Section 10.10 by the incorporators, the incorporators must sign below, and type or print name and title.

                                      OR

   If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, then a majority of the directors or such directors as may be designated by the board, must sign below, and type or print name and title.

   The undersigned affirms, under the penalties of perjury, that the facts stated herein are true.

   Dated
         --------------------------------------
           (Month & Day)                (Year)

   -------------------------------------     -----------------------------------

   -------------------------------------     -----------------------------------

   -------------------------------------     -----------------------------------

   -------------------------------------     -----------------------------------

                                    Page 3
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                                  SCHEDULE A

Energy Convergence Holding Corporation

Article 4, Paragraph 2, continued:

A.  General

     All holders of Class A Common Stock (as defined) shall be entitled to cumulative voting rights, as that term is used in Section 7.40 of the Illinois Business Corporation Act of 1983, as amended from time to time (the "IBCA"), in any election of directors. Holders of Class B Common Stock (as defined) shall not be entitled to cumulative voting rights.

B.  Provisions Relating to Preferred Stock

    (1) Authority is hereby expressly vested in the Board of Directors (the "Board") to divide, and to provide for the issue from time to time of, the Preferred Stock in series and to fix and determine as to each such series:

        (a) the designation of, and the number of shares to be issuable in, such series;

        (b) the dividend rate for the shares for such series;

        (c) the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

        (d) the amount payable upon each of such shares in the event of involuntary dissolution of the corporation;

        (e) the amount payable upon each of such shares in the event of voluntary dissolution of the corporation;

        (f) sinking fund provisions, if any, for the redemption or purchase of such shares (the term "sinking fund," as used herein, including any analogous fund, however designated);

        (g) if such shares are to be issued with the privilege of conversion into shares of the Common Stock or other securities, the terms and conditions on which such shares may be so converted; and

        (h) the voting rights or the grant of special voting rights, provided that the voting rights of such Preferred Stock are no greater in proportion than to the economic interest of such Shares.

In all other respects the shares of Preferred Stock of all series shall be identical. Holders of Preferred Stock shall have no preemptive rights.

     Additional series of preferred stock may be issued pursuant to designation by resolution of the Board of Directors and such series may have preferences which are junior to, parri passu with or superior to an outstanding series of preferred stock set forth in these articles of incorporation or created by designation without any vote of such outstanding series of preferred stock unless the designation or terms of the outstanding series of preferred stock expressly provides otherwise.

     So long as any shares of any series of the Preferred Stock established by resolution of the Board of Directors shall be outstanding, such resolution shall not be amended so as to affect any of the preferences or other rights of the holders of the shares of such series without the affirmative vote or the written consent of the holders of at least a majority of the shares of such series outstanding at the time or as of a record date fixed by the Board of Directors, but such resolution may be so amended with such vote or consent.

C.  Provisions Relating to Common Stock

    (1) The total number of shares of common stock that the corporation shall have authority to issue is 420,000,000 of which (i) 300,000,000 shares shall be shares of Class A Common Stock, no par value per share (the "Class A Common Stock"), and (ii) 120,000,000 shares shall be shares of Class B Common Stock, no par value per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock").

    (2) Holders of the Common Stock shall have no preemptive rights. Except as contemplated by Article 4, Paragraph 2C., each outstanding share of Common Stock shall entitle the holder thereof to one vote (and not more than one vote) on each matter submitted to a vote at a meeting of holders of Common Stock.

    (3) The following is a statement of the relative powers, preferences and participating, optional or other special rights, and the qualifications, limitations and restrictions of the Class A Common Stock and Class B Common
Stock:

        (a)  Class A Common Stock and Class B Common Stock

             Except as otherwise set forth in this Article 4, Paragraph 2C, the relative powers, preferences and participating, optional or other special rights, and the qualifications, limitations or restrictions of the Class A Common Stock and Class B Common Stock shall be identical in all respects.

        (b)  Dividends

             Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of these Articles, holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock of any corporation (other than Common Stock) or property of the corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the corporation legally available therefor and shall share equally on a per share basis in all such dividends and other distributions. In the case of dividends or other distributions payable in Common Stock, including distributions pursuant to stock splits or divisions of Common Stock, only shares of Class A Common Stock shall be paid or distributed with respect to Class A Common Stock and only shares of Class B Common Stock shall be paid or distributed with respect to Class B Common Stock. The number of shares of Class A Common Stock and Class B Common Stock so distributed on each share shall be equal in number. Neither the shares of Class A Common Stock nor the shares of Class B Common Stock may be reclassified, subdivided or combined unless such reclassification, subdivision or combination occurs simultaneously and in the same proportion for each class.

           (c)  Voting.

                (i) Except as may be otherwise required by law or by the provisions of this Article 4, Paragraph 2C.(3)(c), the holders of the Class B Common Stock shall vote together with the holders of the Class A Common Stock as a single class on every matter coming before any meeting of the shareholders or otherwise to be acted upon by the shareholders, subject to any voting rights which may be granted to holders of any other class or series of Preferred Stock. So long as any Class B Common Stock is outstanding, the corporation shall not (x) without the affirmative vote of 66 2/3% of the shares of Class A and Class B Common Stock outstanding, voting as a single class, effect any mergers, consolidations, reorganizations, or sales of assets requiring shareholder approval under the IBCA or disposition of all or substantially all of the corporation's assets, or (y) without the affirmative vote of 66 2/3% of the shares of Class B Common Stock outstanding, voting as a separate class, and the affirmative vote of a majority of the shares of Class A and Class B Common Stock, voting as a single class, (1) amend any provision of this Article 4, Paragraph 2C.(3)(c)(i) relating to the Common Stock or (2) (unless such amendment shall be approved by a majority of the Class B directors present at the meeting where such amendment is considered and a majority of the Directors then in office) amend Section 7 of Article III or Article X of the corporation's By-laws.

                (ii) The Board of Directors of the corporation shall consist of at least twelve members and no more than fifteen members as established from time to time by resolution of the Board of Directors, except that such numbers are subject to automatic adjustment as necessary, under those circumstances and during those time periods that holders of any other class or series of the corporation's outstanding Preferred Stock have rights to elect members of the Board of Directors (the "Preferred Stock Directors"), as set forth in these Articles of Incorporation or in the resolution of the Board of Directors establishing and designating such series and fixing and determining the relative rights and preferences thereof. So long as any shares of Class B Common Stock are outstanding, the holders of the Class B Common Stock, as such holders, shall be entitled to vote as a separate class for the election of three directors of the corporation (the "Class B Directors") and the holders of the Class A Common Stock shall be entitled to vote as a separate class for the remaining directors of the corporation (the "Class A Directors"), excluding Preferred Stock Directors, if any. At such time as no Class B Common Stock is outstanding, the term of all Class B Directors shall immediately end.

                (iii) For purposes of electing Class B Directors, the Board of Directors will nominate such individuals as may be specified by a majority vote of the then existing Class B Directors or, if there are no Class B Directors, by holders of a majority of the Class B Common Stock. The remaining directors will be nominated in accordance with the corporation's Bylaws.

                (iv) At any meeting having as a purpose the election of directors by holders of the Common Stock, the presence, in person or by proxy, of the holders of a majority of the shares of relevant class of Common Stock then outstanding shall be required and be sufficient to constitute a quorum of such class for the election of any director by such holders. Each director shall be elected by the vote or written consent required under the IBCA of the holders of such class. At any such meeting or adjournment thereof, (i) the absence of a quorum of such holders of an applicable class of Common Stock shall not prevent the election of the directors to be elected by the holders of shares other than such class of Common Stock, and (ii) in the absence of such quorum (either of holders of such class of Common Stock or of shares other than such class of Common Stock, or both), a majority of the holders, present in person or by proxy, of the class or classes of stock which lack a quorum shall have power to adjourn the meeting for the election of directors which they are entitled to elect, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                (v) Any vacancy in the office of a class of director may be filled by the remaining directors of such class, unless such vacancy occurred because of the removal (with or without cause) of a director, in which event such vacancy shall be filled by the affirmative vote of the holders of a majority of the outstanding shares of the applicable class of Common Stock. Any or all of the directors may be removed, with or without cause, by vote or by written consent in each case in accordance with
     Section 8.35 of the IBCA by the holders of the applicable class of Common Stock and not otherwise. Any director elected to fill a vacancy shall serve the same remaining term as that of his or her predecessor, subject, however, to prior death, resignation, retirement, disqualification, or removal from office.

                (vi) Without the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of the Class B Common Stock or the written consent of such holders of the Class B Common Stock, the corporation may not effect any change in the rights, privileges or preferences of the Class B Common Stock. This provision shall not be applicable to any amendment to the Articles of Incorporation or adoption of resolutions of the Board of Directors which establishes or designates one or more classes or series of Preferred Stock in accordance with Article 4, Paragraph 2B.(1).

                (vii) With respect to actions by the holders of Class B Common Stock upon those matters on which such holders are entitled to vote as a separate class, such actions may be taken without a shareholders meeting by the written consent of holders of the Class B Common Stock who would be entitled to vote at a meeting those shares having voting power to cast not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Class B Common Stock entitled to vote were present and voted. Notice shall be given in accordance with the applicable provisions of the IBCA of the taking of corporate action without a meeting by less than unanimous written consent to those holders of Class B Common Stock on the record date whose shares were not represented on the written consent.

(d)  Transfer.

     (i) If any person holding shares of Class B Common Stock of record (a "Class B Holder") purports to transfer such shares of Class B Common Stock, whether by sale, assignment, gift, bequest or otherwise, except to a Permitted Transferee, such transfer shall be deemed to constitute a request by the Class B Holder for conversion of such shares and shall result in such shares being converted into Class A Common Stock as provided by Article 4, Paragraph 2C.(3)(e).

     (ii) In the case of a Class B Holder acquiring record and beneficial ownership of the shares of Class B Common Stock in question upon initial issuance by the corporation (an "Original Holder"), a "Permitted Transferee" shall mean any Affiliate (as defined) of such Original Holder.

     In the case of a Class B Holder which is a Permitted Transferee of an Original Holder, a "Permitted Transferee" shall mean:

                    (y)  any Original Holder, or

                    (z) any Permitted Transferee of any Original Holder.

     For this paragraph and Article 4, Paragraph 2C.(3)(e), "Affiliate" means any corporation, partnership, limited liability company or other entity (each, a "Person") that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person, and includes any Person acting in concert with another Person.

     (iii) With respect to a Class B Holder which holds shares by virtue of its status as an Affiliate, the subsequent loss of Affiliate status shall, unless within 15 days thereafter all shares of Class B Common Stock held by such Class B Holder are transferred to an Original Holder or a Permitted Transferee of an Original Holder, result in the automatic conversion of all of its shares of Class B Common Stock into shares of Class A Common Stock, and stock certificates formerly representing such shares of Class B Common Stock shall thereupon and thereafter be deemed to represent shares of Class A Common Stock as provided by
Article 4, Paragraph 2C.(3)(e).

     (iv) Any transfer of shares of Class B Common Stock not permitted hereunder shall result in the conversion of the transferee's shares of Class B Common Stock into shares of Class A Common Stock as provided by Article 4, Paragraph 2C.(3)(e), effective as of the date on which certificates representing such shares are presented for transfer on the books of the corporation or on such earlier date that the corporation receives notice of such attempted transfer. The corporation may, in connection with preparing a list of stockholders entitled to vote at any meeting of stockholders, or as a condition to the transfer or the registration of shares of Class B Common Stock on the corporation's books, require the furnishing of such affidavits or other proof as it deems necessary to establish that the person is the beneficial owner of shares of Class B Common Stock or is a Permitted Transferee.

     (v) Shares of Class B Common Stock shall be registered in the names of the beneficial owners thereof and not in "street" or "nominee" name. For this purpose, a "beneficial owner" of any shares of Class B Common Stock shall mean a person who, or any entity which, possesses the powers, either singly or jointly, to direct the voting or disposition of such shares. Certificates for shares of Class B Common Stock shall bear a legend referencing the restrictions on transfer imposed by this Article 4, Paragraph 2C.(3)(d).

(e)  Conversion.

     (i) Each share of Class B Common Stock shall be converted at such time, in such manner and upon such terms and conditions as provided herein into one fully paid and non-assessable share of Class A Common Stock.

     (ii) Each share of Class B Common Stock shall automatically convert into a share of Class A Common Stock upon the earlier to occur of (i) the holders of all Class B Common Stock ceasing to own in the aggregate 15% of the issued and outstanding Common Stock, and (ii) as provided in Article 4, Paragraph 2C.(3)(d). Upon automatic conversion of shares of Class B Common Stock, the corporation shall reflect such conversion, and the issuance of Class A Common Stock in connection therewith on its books and records for all purposes even if certificates reflecting such converted shares of Class B Common Stock are not surrendered to the corporation or its transfer agent. All shares of Class B Common Stock, upon conversion thereof into Class A Common Stock, shall retain their designation as Class B Common Stock and shall have the status of authorized and unissued shares of Class B Common Stock; provided that if all shares of Class B Common Stock outstanding are converted into shares of Class A Common Stock, then all authorized but unissued shares or treasury shares of Class B Common Stock shall automatically convert into authorized but unissued or treasury shares of Class A Common Stock, as the case may be, and no further shares of Class B Common Stock shall exist. Except as specifically contemplated under this Article 4, Paragraph 2C.(3)(e), shares of Class B Common Stock may not be converted into Class A Common Stock.

     (iii) Each share of Class A Common Stock owned (within the meaning of
Article 4, Paragraph 2C.(3)(d)) by Chevron U.S.A. Inc., a Pennsylvania corporation ("Chevron") or its Affiliates shall simultaneous with acquiring such ownership automatically be converted into one fully paid and non-assessable share of Class B Common Stock; provided, however, that for purposes of any shares of Class B Common Stock so issued, only Chevron will be deemed to be the Original Holder thereof for purposes of the provisions of Article 4, Paragraph 2C.(3)(d), and provided, further, that this provision shall not apply with respect to shares of Class A Common Stock issued upon conversion of all Class B Common Stock in accordance with the first sentence of Article 4, Paragraph 2C.(3)(e)(ii)(i), or any shares of Class A Common Stock owned by Chevron or its Affiliates, after such conversion shall have occurred. Upon automatic conversion of shares of Class A Common Stock, the corporation shall reflect such conversion and the issuance of Class B Common Stock in connection therewith on its books and records for all purposes even if certificates reflecting such converted shares of Class A Common Stock are not surrendered to the corporation for transfer. All shares of Class B Common Stock shall be subject to the restrictions and provisions contained in the corporation's Articles of Incorporation. All shares of Class A Common Stock, upon conversion thereof into Class B Common Stock, shall retain their designation as Class A Common Stock and shall have the status of authorized and unissued shares of Class A Common Stock.

     (iv) Nothing herein shall prevent the Original Holder (or any Permitted Transferee) of the Class B Common Stock and the corporation from executing an agreement allowing the Original Holder (or any Permitted Transferee), at its option, to convert the Class B Common Stock into Class A Common Stock, nor the conversion of any Class B Common Stock pursuant to such agreement.

     (v) The corporation will, as soon as practicable after such deposit of a certificate or certificates for Common Stock to be converted in accordance with this Article 4, Paragraph 2C.(3)(e), issue and deliver at the office of the corporation or of its transfer agent to the person for whose account such Common Stock was so surrendered, a certificate or certificates for the number of full shares of Common Stock into which the shares represented by the surrendered certificate are converted. If surrendered certificates for Common Stock are converted only in part, the corporation will issue and deliver to the holder, without charge therefor, a new certificate or certificates representing the aggregate of the unconverted shares of such class of Common Stock. The failure of the holder to deliver to the corporation certificates representing shares of a class of Common Stock converted in accordance with this Article 4, Paragraph 2C.(3)(e), shall in no way affect the automatic conversion of such shares.

     (vi) The issuance of certificates for shares of a class of Common Stock upon conversion of shares of the other class of Common Stock shall be made without charge for any issue, stamp or other similar tax in respect of such issuance; provided, however, if any such certificate is to be issued in a name other than that of the holder of the share or shares of the class of Common Stock converted, the person or persons requesting the issuance thereof shall pay to the corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the corporation that such tax has been paid.

     (vii) The corporation shall at all times reserve and keep available, solely for the purpose of issuance upon conversion of the outstanding shares of Class B Common Stock, such number of shares of Class A Common Stock as shall be issuable upon the conversion of all such outstanding shares, provided that nothing contained herein shall be construed to preclude the corporation from satisfying the obligations in respect of the conversion of the outstanding shares of Class B Common Stock by delivery of shares of Class A Common Stock which are held in the treasury of the corporation. The corporation shall take all such corporate and other actions as from time to time may be necessary to insure that all shares of

Class A Common Stock issuable upon conversion of shares of Class B Common Stock upon issue will be duly and validly authorized and issued, fully paid and nonassessable and free of any preemptive or similar rights. In order that the corporation may issue shares of Class A Common Stock upon conversion of the Class B Common Stock, the corporation will endeavor to comply with all applicable Federal and state securities laws and will endeavor to list such shares to be issued upon conversion on such securities exchange on which the Class A Common Stock is then listed.

     (viii) The corporation shall at all times reserve and keep available, solely for the purpose of issuance upon conversion of the outstanding shares of Class A Common Stock a number of shares of Class B Common Stock equal to 40% of the number of outstanding shares of Class A Common Stock, provided that nothing contained herein shall be construed to preclude the corporation from satisfying the obligations in respect of the conversion of the outstanding shares of Class A Common Stock by delivery of shares of Class B Common Stock which are held in the treasury of the corporation. The corporation shall take all such corporate and other actions as from time to time may be necessary to insure that all shares of Class B Common Stock issuable upon conversion of shares of Class A Common Stock upon issue will be duly and validly authorized and issued, fully paid and nonassessable and free of any preemptive or similar rights. In order that the corporation may issue shares of Class B Common Stock upon conversion of the Class A Common Stock, the corporation will endeavor to comply with all applicable Federal and state securities laws.

     (f) Except as may otherwise be required by law and for the equitable rights and remedies which may otherwise be available to holders of Common Stock, the shares of Common Stock shall not have any designations, preferences, limitations or relative rights, other than those specifically set forth in these Articles of Incorporation.

     (g) The headings of the various subdivisions of this Section are for convenience of reference only and shall not affect the interpretation of any of the provisions of this Section.

Article 7, Paragraph 1:

A.  Right to Indemnification.

     A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 8.65 of the IBCA, or (iv) for any transaction from which the director derived an improper personal benefit. If the IBCA is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a director or the corporation shall be eliminated or limited to the full extent permitted under the IBCA, as so amended. Any repeal or modification of this Article 7, Paragraph 1 by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

     The corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to be the best interests of the corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to be the best interests of the corporation, or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

B.  Suit by Corporation or Shareholder

     The corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to the best interests of the corporation, and except that no indemnification shall be made with respect to any claim, issue or matter as to which such person has been finally adjudged to have been liable to the corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

C.  Director Discretion

     Any indemnification under Article 7, Paragraphs 1A. and B. (unless ordered by a court) shall be made only as authorized in the specific case, upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in
Article 7, Paragraphs 1A. and B. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable (or, even if obtainable, a quorum of disinterested directors so directs) by independent legal counsel in a written opinion, or (3) by the shareholders. In any event, to the extent that a director or officer of the corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in Article 7, Paragraphs 1A. and B. or in defense of any claim, issue or matter therein, he shall be indemnified

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against expenses (including reasonable attorneys' fees) actually and reasonable incurred by him in connection therewith.

D.  Advancement of Expenses

    (1) Reasonable expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final deposition of such action, suit or proceeding, upon receipt of (i) a statement signed by such director or officer to the effect that such director or officer acted in good faith and in a manner which he believed to be in, or not opposed to the best interests of the corporation and (ii) an undertaking by or on behalf of the director or officer to repay such amount, if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article.

    (2) The board of directors may, by separate resolution adopted under and referring to this Article of the by-laws, provide for securing the payment of authorized advances by the creation of escrow accounts, the establishment of letters of credit or such other means as the board deems appropriate and with such restrictions, limitations and qualifications with respect thereto as the board deems appropriate in the circumstances.

E.  Non-Exclusivity of Rights and Contractual Nature

    (1) The indemnification and advancement of expenses provided by or granted under other subsections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

    (2) The provisions of this Article 7, Paragraph 1 shall be deemed to be a contract between the corporation and each director and officer who serves in such capacity at anytime while this Article 7, Paragraph 1 is in effect and any indemnification provided under Article 7, Paragraph 1 to a person shall continue after such person ceases to be an officer, director, agent or employee of the corporation as to all facts, circumstances and events occurring while such person was such officer, director, agent or employee, and shall not be decreased or diminished in scope without such person's consent, regardless of their repeal or modification of this Article or any repeal or modification of the Illinois Business Corporation Act or any other applicable law. If the scope of indemnity provided by this Article 7, Paragraph 1 or any replacement article, or pursuant to the Illinois Business Corporation Act or any modification or replacement thereof is increased, then such person shall be entitled to such increased indemnification as is in existence at the time indemnity is provided to such person, it being the intent, subject to Article 7, Paragraph 1K., to indemnify persons under this Article 7, Paragraph 1 to the fullest extent permitted by law.

F.  Insurance

     The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint

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venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

G.  Report to Shareholders

     The corporation shall report in writing to shareholders any indemnity or advanced expenses paid to a director, officer, employee or agent with or before the notice of the next shareholders' meeting.

H.  Right of Claimant to Bring Suit

     Subject to Article 7, Paragraph 1K., if a claim under this Article is not promptly paid by the corporation after a written claim has been received by the corporation or if expenses pursuant to Section 4 of this Article have not been promptly advanced after a written request for such advancement accompanied by the statement and undertaking required by Article 7, Paragraph 1D. of this Article has been received by the corporation, the director or officer may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim or the advancement of expenses. If successful, in whole or in part, in such suit, such director or officer shall also be entitled to be paid the reasonable expense thereof, including attorneys' fees. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the corporation) that the director or officer has not met the standards of conduct which make it permissible under the Illinois Business Corporation Act for the corporation to indemnify the director or officer for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its shareholders) to have made a determination, if required, prior to the commencement of such action that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct required under the Illinois Business Corporation Act, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its shareholders) that the director or officer had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the director or officer had not met the applicable standard of conduct.

I.  Definition of "corporation"

     For purposes of this Article, references to "the corporation" shall include, in addition to the surviving corporation, any merging corporation (including any corporation having merged with a merging corporation) absorbed in a merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers and employees or agents, so that any person who was a director or officer of such merging corporation, or was serving at the request of such merging corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the surviving corporation as such person would have with respect to such merging corporation if its separate existence had continued.

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J.  Employee Benefit Plans

     For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and references to "officers" shall include elected and appointed officers. A person who acted in good faith and in a manner he reasonably believed to be in the best interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the corporation" as referred to in this Article.

K.  Reimbursement

     Anything herein to the contrary notwithstanding, if the corporation purchases insurance in accordance with Article 7, Paragraph 1F., the corporation shall not be required to, but may (if the board of directors so determines in accordance with this Article 7, Paragraph 1) reimburse any party instituting any action, suit or proceeding if a result of the institution thereof is the denial of or limitation of payment of losses under such insurance when such losses would have been paid thereunder if a non-insured third party had instituted such action, suit or proceedings.

L.  Severability

     If any portion of this Article shall be invalidated or held to be unenforceable on any ground by any court of competent jurisdiction, the decision of which shall not have been reversed on appeal, such invalidity or unenforceability shall not affect the other provisions hereof, and this Article shall be construed in all respects as if such invalid or unenforceable provisions had been omitted therefrom.

Article 7, Paragraph 2:

     Without the consent of the holders of eighty-five percent (85%) of the outstanding Common Stock, voting as a single class, the corporation may (and may permit any subsidiary of the corporation over which it has control to) sell the following products:

     (1)  crude oil;

     (2) other products usually and normally refined as petroleum products from crude oils; and

     (3)  natural gas liquids or liquefied petroleum gases;

irrespective of where such sales or products are made, only when the seller has no actual knowledge that the sale is not for consumption or resale in one or more of the following areas:

     (a)  the United States or any of its territories or possessions;

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     (b)  any country wholly located in the Western Hemisphere and/or Europe or surrounded by the Mediterranean Sea;

     (c) any country all of the territory of which was formerly contained within the Union of Soviet Socialist Republics;

     (d) any country whose territory is contained within the territories constituting as of the date hereof the countries known as Algeria, Angola, Benin, Burkina Faso, Cameroon, Central African Republic, Chad, Congo, Cote D'Ivoire, Equatorial Guinea, Gabon, Gambia, Ghana, Greenland, Guinea, Guinea Bissau, Iceland, Liberia, Libya, Mali, Mauritania, Mongolia, Morocco, Niger, Nigeria, Rio Muni, Senegal, Sierra Leone, Togo, Tunisia, Turkey, Western Sahara and/or Zaire;

     (e)  Antarctica; and

     (f)  international waters;

unless (x) otherwise permitted by the terms of that certain Scope of Business Agreement, dated May 22, 1996, between Dynegy Inc. and Chevron, as the same may from time to time be amended in accordance with the terms thereof, or (y) such Scope of Business Agreement is terminated pursuant to its terms, upon which termination the provisions of this Article 7, Paragraph 2 shall be of no further force and effect. A copy of such Scope of Business Agreement, as the same may be amended, shall be available for inspection by any stockholder of the corporation at the principal offices of the corporation. Except as indicated above or as may otherwise be provided in these Articles of Incorporation or by Illinois law, stockholders shall have no right to approve specific business activities of the corporation, and the above provisions shall not otherwise affect corporate powers and purposes as stated in Article 3.

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